UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 3, 2009
BRIGHTPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-12845	35-1778566

(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

7635 Interactive Way, Suite 200, Indianapolis, Indiana	46278

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (317) 707-2355

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition
ITEM 2.05 Costs Associated with Exit or Disposal Activities
ITEM 2.06 Material Impairments
ITEM 3.03 Material Modification to Rights of Security Holders
ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 7.01 Regulation FD Disclosure
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EX-4.1
EX-99.1
EX-99.2
EX-99.3

ITEM 2.02 Results of Operations and Financial Condition.
     On February 9, 2009, Brightpoint, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and fiscal year ended December 31, 2008. In the release, the Company has provided income from continuing operations and earnings per share on both a U.S. GAAP basis and an as adjusted non-GAAP basis because the Company’s management believes it provides meaningful information to investors. Among other things, it may assist investors in evaluating the Company’s on-going operations. Adjustments to earnings per share from continuing operations generally include certain non-cash charges such as stock based compensation and amortization of acquired finite lived intangible assets as well as other items that are considered to be unusual or infrequent in nature such as restructuring charges. Non-GAAP earnings per share is calculated by dividing non-GAAP income from continuing operations by non-GAAP weighted average common shares outstanding (diluted). For purposes of calculating non-GAAP earnings per share, we add back certain shares presumed to be repurchased under the U.S. GAAP treasury stock method related to stock based compensation expense. The Company believes these non-GAAP disclosures provide important supplemental information to its management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Management uses these non-GAAP measures internally to evaluate the performance of the business and to evaluate results relative to incentive compensation targets for certain employees. Investors should consider non-GAAP measures in addition to, not as a substitute for, or as superior to measures of financial performance prepared in accordance with U.S. GAAP.
     The Non-GAAP adjustments for the three and twelve months ended December 31, 2008 and December 31, 2007 are set forth in the press release, which is annexed hereto as Exhibit 99.1 and which is incorporated into this Item 2.02 by reference. The press release shall not be deemed incorporated by reference into any registration statement heretofore or hereafter filed under the Securities Act of 1933, as amended, nor shall it be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

ITEM 2.05 Costs Associated with Exit or Disposal Activities.
     On February 3, 2009, the Company determined to implement a plan to reduce spending in 2009 by approximately $40 to $45 million and to reduce average daily debt by approximately $100 to $150 million in 2009 (the “2009 Spending and Debt Reduction Plan”). The global economic downturn had a significant negative impact on the Company’s operating results for the year ended December 31, 2008, and the Company believes there continues to be uncertainty regarding the impact the downturn will have on the wireless device industry in 2009. The Company is proactively taking these precautionary measures to lower its debt and spending by initiating its 2009 Spending and Debt Reduction Plan. The elements of the 2009 Spending and Debt Reduction Plan include cost avoidance measures and spending reduction measures. The spending reduction measures include, among other things, a substantial workforce reduction of at least 220 positions, or approximately 7% of the Company’s workforce. This is in addition to the approximate 10% reduction in workforce the Company announced in June 2008.
     The Company expects to incur material charges for severance and related costs as a result of the foregoing workforce reduction. The Company anticipates having these charges quantified on or before March 1, 2009, and will update this disclosure accordingly.
ITEM 2.06 Material Impairments.
     The Company has completed its annual impairment testing in accordance with the Financial Accounting Standards Board’s Statement No. 142, “Goodwill and Other Intangible Assets.” As a result of this testing, the Company will record in the fourth quarter of 2008 a $325.9 million non-cash impairment charge because the entire amount of goodwill allocated to the Company’s Europe, Middle East and Africa (“EMEA”) reporting unit was determined to be impaired. The impairment charge resulted from factors impacted by current market conditions including: 1) lower market valuation multiples for similar assets; 2) higher discount rates resulting from turmoil in the credit and equity markets; and 3) cash flow forecasts for the EMEA markets in which we operate. The impairment charge will not result in any current or future cash expenditures. The Company’s Board of Directors reviewed and approved this charge on February 3, 2009.
ITEM 3.03 Material Modification to Rights of Security Holders.
     Termination of Shareholder Rights Plan. On February 3, 2009, the Company’s Board of Directors voted to accelerate the expiration of the Shareholder Rights Agreement between the Company and American Stock Transfer & Trust Company, as Rights Agent, dated February 20, 1997, as amended (the “Rights Agreement”), to the close of business on February 27, 2009. Prior to the Board’s action, the Rights Plan, commonly known as a “poison pill”, was scheduled to expire on April 12, 2014. Pursuant to the terms of the Rights Agreement, each share of Company common stock, $.01 par value, outstanding on February 20, 1997 and subsequently issued has attached to it rights to purchase one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock under certain circumstances specified in the Rights Agreement.
     The Board’s action took the form of an amendment (the “Amendment”) to the Rights Agreement to accelerate the final expiration date of the rights issued thereunder from April 12, 2014 to the close of business on February 27, 2009.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory arrangements of certain officers.
     On February 3, 2009, upon the recommendation of the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of the Company, the Board of Directors took the following actions regarding its executive officers’, including its Chief Executive Officer’s, compensation for fiscal years 2008 and 2009:
A. Award of 2008 Bonuses, Performance-Based and Discretionary Equity Awards:
     The Committee determined that the Company achieved predetermined non-financial goals and metrics for the full year, which accounted for 50% of the maximum performance based award that could be received. Accordingly, pursuant to the 2008 Executive Bonus and Executive Equity programs, the Company’s executive officers each received 50% of his potential performance based cash and equity (granted as restricted stock units (“RSUs”) under the Company’s 2004 Long-Term Incentive Plan), bonus for the year ended December 31, 2008. No additional discretionary cash or equity bonus awards were made for any executive officer. The following table demonstrates the cash and equity bonus awards for 2008:

		Performance Goal
	Performance Goal	Achievement RSUs
	Achievement Cash Bonus	Awarded for Fiscal 2008
Executive Officer	Paid for Fiscal 2008	(1)
Robert J. Laikin,	$450,000	48,913
Chairman of the Board and Chief Executive Officer

J. Mark Howell,	$137,500	23,913
President, Americas

Anthony Boor,	$112,500	19,565
Executive Vice President, Chief Financial Officer and Treasurer

Steven E. Fivel,	$106,250	18,478
Executive Vice President, General Counsel and Secretary

R. Bruce Thomlinson,	AUS $158,216 (2)	24,132
President, Asia Pacific

Jac Currie,	$118,750	20,652
Chief Information Officer

		Performance Goal
	Performance Goal	Achievement RSUs
	Achievement Cash Bonus	Awarded for Fiscal 2008
Executive Officer	Paid for Fiscal 2008	(1)
Micheal Koehn Milland	$66,360	11,541
President, Europe, Middle East and Africa

(1)	The performance based RSUs will vest as to one-third on each of February 14, 2009, February 14, 2010 and February 14, 2011.

(2)	Mr. Thomlinson is paid in Australian Dollars. Using an exchange rate of 1 AUS$ = 0.6546, the equivalent US dollar bonus would be $103,568.
B. 2009 Compensation.
     As a result of the negative impact that the global economic downturn has had on the Company’s operating results for the year ended December 31, 2008, on February 3, 2009, the Board decided to implement a general pay freeze for 2009, as part of its 2009 Spending and Debt Reduction Plan, pursuant to which the Company has suspended base salary increases except where required by law or other special circumstances. In accordance with this policy, the base salaries of the Company’s senior executive officers will remain the same as they were in 2008, as follows:

EXECUTIVE OFFICER	BASE SALARY FOR FISCAL 2009
Robert J. Laikin, Chairman of the Board and Chief Executive Officer	$900,000

J. Mark Howell, President, Americas	$550,000

Anthony Boor, Executive Vice President, Chief Financial Officer and Treasurer	$450,000

Steven E. Fivel, Executive Vice President, General Counsel and Secretary	$425,000

R. Bruce Thomlinson, President, Asia Pacific	AUS $632,865

Jac Currie, Chief Information Officer	$475,000

Michael Koehn Milland President, Europe, Middle East and Africa	$530,880
     Also in light of the global economic downturn, the Board voted to eliminate the Company’s Executive Bonus Program for 2009. Accordingly, senior executives will not receive cash incentive bonuses with respect to fiscal 2009 performance.

     The Board voted to continue the Company’s Executive Equity Program, administered in accordance with the Company’s 2004 Long-Term Incentive Plan (the “Plan”), pursuant to which, on February 3, 2009, the Company’s executive officers were granted the following performance based RSUs. The grants made pursuant to the Executive Equity Program are subject to forfeiture, in whole or in part, if the Company does not achieve certain performance goals, as determined by the Committee, weighted as follows: (i) adjusted income from continuing operations (up to 50%) and (ii) strategic objectives (up to 50%). If any or all of the performance goals are not achieved, then the corresponding percentage of the RSUs granted would be forfeited. Those RSUs no longer subject to forfeiture vest in three equal annual installments beginning with the first third vesting on the first anniversary of the grant, subject to, and in accordance with the Plan and the RSU agreements entered into between the Company and the grantee. The number of RSUs granted to each executive officer was obtained by dividing a dollar amount based on the below listed target percentage of that executive’s 2009 base salary by a price of $5.00.

	Target Equity Award
	(Up to % of Base
Name and Position	Salary)	Number of RSUs
Robert J. Laikin, Chairman of the Board and Chief	150%	270,000
Executive Officer

J. Mark Howell, President, Americas	125%	137,500

Anthony Boor, Executive	125%	112,500
Vice President, Chief Financial Officer
and Treasurer

Steven E. Fivel, Executive Vice	100%	85,000
President, General Counsel and Secretary

R. Bruce Thomlinson(1), President, Asia Pacific	125%	103,564

Jac Currie, Chief Information Officer	100%	95,000

Michael Koehn Milland, President Europe, Middle	75%	79,632
East and Africa

(1)	Mr. Thomlinson’s equity target was converted by using an exchange rate of 1 AUS$ = 0.6546 US$
C. Relocation Agreement with Mr. Milland

     On February 3, 2009, the Company’s Compensation and Human Resources Committee approved an amended relocation agreement between the Registrant and Michael K. Milland, the Registrant’s President, Europe, Middle East and Africa. This agreement supersedes Mr. Milland’s existing relocation agreement which was approved on October 31, 2007 and effective as of October 1, 2007. This amended relocation agreement has an effective date of July 1, 2009.
     The relocation agreement was approved as an incentive for Mr. Milland to move from the United States to Europe and to help him defray certain costs associated with his and his family’s relocation. The relocation agreement has a term of two years (so long as Mr. Milland remains employed and located in Europe pursuant to the terms of his amended and restated employment agreement) and contains annual housing, benefit, vacation and education payments in an aggregate amount of approximately $175,000. In addition, Mr. Milland is entitled to certain one time relocation benefits including moving his family and household belongings and the purchase of his existing residence in Indianapolis, Indiana.
ITEM 7.01 Regulation FD Disclosure.
     A copy of the press releases announcing the Company’s 2009 Spending and Debt Reduction Plan and its new corporate governance initiatives are attached hereto as Exhibits 99.2 and 99.3, respectively, and are incorporated into this Item 7.01 by reference. The information in this Item 7.01 and Exhibits 99.2 and 99.3 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.
4.1	Amendment, dated as of February 3, 2009, to the Shareholders Rights Agreement, dated as of February 20, 1997, as amended, between the Company and American Stock Transfer & Company, as Rights Agent.

99.1	Press Release of Brightpoint, Inc. regarding Fourth Quarter and Year Ended 2008 Financial Results dated February 9, 2009.

99.2	Press Release of Brightpoint, Inc. regarding its 2009 Spending and Debt Reduction Plan dated February 9, 2009.

99.3	Press Release of Brightpoint, Inc. regarding Corporate Governance Initiatives dated February 9, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHTPOINT, INC. (Registrant)
By:	/s/ Steven E. Fivel
Steven E. Fivel
Executive Vice President and General Counsel

Date: February 9, 2009